Exhibit 10.13

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of March 29, 2007 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”), is entered into between NRF—REINDEER LTD., a Cayman Islands exempted limited liability company (together with its successors and permitted assigns, the “Seller”) and WACHOVIA BANK, N.A. (LONDON BRANCH) (together with its successors and assigns, the “Purchaser”).  Capitalized terms used herein but not defined herein shall have the respective meanings given to such terms in Exhibit A attached hereto.

RECITALS

Subject to the terms of this Agreement, the Seller intends to sell and the Purchaser intends to purchase (such purchase, a “Transaction”) all of the Seller’s right, title and interest in and to (but none of its obligations under or with respect to) the note identified on Exhibit B attached hereto (the “Note”) and the related Purchased Items, with the simultaneous agreement of the Seller to repurchase the Note and the related Purchased Items in accordance with the terms of this Agreement.

Now, therefore, based upon the foregoing, the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.              Agreement to Purchase.

Subject to the terms and conditions contained in this Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, the Note and the related Purchased Items.  The consideration for the purchase of the Note and the related Purchased Items shall be an amount equal to the Purchase Price for the Note; provided, however, in no event shall the aggregate Purchase Price for the Note purchased hereunder exceed €75,000,000.  The purchase and sale of the Note and the related Purchased Items shall take place on March 29, 2007 or such later date to which the parties hereto may agree separately in writing (the “Closing Date”).  Subject to the terms and conditions contained in this Agreement, the Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds in Euros on the Closing Date to the Seller’s Account.

Section 2.              Conveyance of Note.

(a)                                  Effective as of the Closing Date, subject only to the Seller’s receipt of the Purchase Price and to the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser all of the right, title and interest of the Seller (but none of its obligations, which obligations shall remain with the Seller) in and to the Note, together with all of the Seller’s right, title and interest in and to (but none of its obligations, which obligations shall remain with the Seller) the other Purchased Items related thereto.  Without limiting the effect of any other provision contained in this Agreement, the Seller’s obligations under this Agreement shall be full recourse against the Seller.

(b)                                 No later than the Closing Date, the Seller shall deliver to the Purchaser or its designee the agreements, documents and instruments specified below (including all amendments, modifications and waivers thereto) with respect to the Note and the related Purchased Items (the “Asset File”):

(i)            the original executed Note accompanied by an original executed allonge pursuant to which the Seller has endorsed the Note, without recourse, in blank;

(ii)           a certificate from the applicable record keeper certifying that, as of the Closing Date, the Seller is the registered holder of the Note and that the applicable record keeper has been directed to deposit all Income with respect to the Note to the Collection Account;

(iii)          the original Participation Pledge, endorsed in blank;

(iv)          a copy of the Participation Certificate, together with all intervening assignments thereof;

(v)           a copy of the related Participation Agreement, together with any intervening assignments;

(vi)          copies of all documents executed in connection with or relating to the Loan or the Participation Agreement, including, without limitation, the Intercreditor Agreement, the Mezzanine Finance Documents, the Senior Finance Documents (provided that the Senior Finance Documents may be delivered within ten (10) Business Days after the Closing Date) and any other applicable servicing or pooling and servicing agreements to the extent in the possession of, or reasonably available to, the Seller, in each case, together with all intervening assignments thereof;

(vii)         an original or, if available, a copy, of all of the other documents related to the Note and/or the Purchased Items and not specifically identified above, together with any and all intervening assignments thereof;

(viii)        an original Assignment executed by the Seller in blank.

(c)                                  If the Note has been approved by the Purchaser in its discretion for purchase on a wet—funded basis (a “Wet—Funded Note”), the Seller shall deliver to the Purchaser or its designee the items specified below:

(i)            no later than the Closing Date, facsimile copies of each of the items listed in Subsection 2(b) which are required to be included in the Asset File with respect to such Wet—Funded Note;

(ii)           no later than the Closing Date, an original bailee agreement in the form annexed hereto as Exhibit C (a “Bailee Agreement”), properly completed and executed by the Seller and a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of such Wet—Funded Note and acceptable to the Purchaser in its reasonable discretion (a “Settlement Agent”); and

(iii)          no later than five (5) Business Days after the Closing Date, the Asset File with respect to such Wet—Funded Note.

The Purchaser shall not purchase the Wet—Funded Note until it has received items 2(c)(i) and 2(c)(ii) above.

(d)                                 [Reserved].

(e)                                  The Seller (or an Affiliate of the Seller on its behalf) shall service the Note and the related Purchased Items, from and after the Closing Date to the related Repurchase Date, for the benefit of the Purchaser as the owner of the Note and the related Purchased Items.  In connection with such servicing, the Seller (or an Affiliate of the Seller on its behalf) as servicer shall remit or cause to be remitted to the Purchaser any and all Income on the Note and the related Purchased Items to the Collection Account.  The Seller shall also give all appropriate notices under the Note and the other Asset Documents of Purchaser’s interests in the Note and the related Purchased Items.  In servicing the Note and the related Purchased Items, the Seller (or an Affiliate of Seller on its behalf) as servicer shall take all action, or cause to be taken all action, as may be necessary to enforce, realize on and collect the Note and the related Purchased Items, including but not limited to all related Income, all in accordance with Applicable Law, with reasonable care and diligence, and in accordance with the Servicing Standard; provided, however, that (i) in no event shall the Seller, or any Affiliate of the Seller on its behalf (including, without limitation, the Pledgor and the Guarantor), and the Seller shall not permit NRFC Luxembourg to, take any material servicing action in respect of the Note or the related Purchased Items or exercise any rights of the holder of the Note or the related Purchased Items without the prior written approval of the Purchaser, and (ii) the Seller, or any Affiliate of the Seller on its behalf, shall consult regularly with the Purchaser with respect to any other actions to be taken or not taken by a holder of the Note and the related Purchased Items and in connection with such servicing and administration of the Note and the related Purchased Items.  Notwithstanding that the Seller may contract with an Affiliate to service the Note and the related Purchased Items on its behalf, the Seller shall continue to remain liable to the Purchaser as servicer under this Agreement.

(f)                                    Notwithstanding any rights of the Seller under the Bond, the Purchased Items or any other agreement with NRFC Luxembourg, the Purchaser, either directly or by and through the Seller or its Affiliate on its behalf, shall have the right to exercise (i) prior to an Event of Default, subject to any additional rights of the Purchaser under the Participation Pledge, any material determinations, material consent rights and material approvals in connection with the Note and the related Purchased Items in accordance with the terms of the Asset Documents, and (ii) after an Event of Default, all determinations, consent rights and approvals in connection with the Note and the related Purchased Items in accordance with the terms of the Asset Documents until such time as the Note and the related Purchased Items are repurchased by the Seller.

(g)                                 All other documents and records relating to the Note and the related Purchased Items and the servicing thereof, which are in the Seller’s possession and are not required to be delivered as part of the Asset File (the “Additional Asset Documents”), shall be held by the Seller and delivered to the Purchaser within five (5) Business Days following the Closing Date.  After the Closing Date, the Seller shall deliver any Additional Asset Documents created, acquired or received within five (5) Business Days of the creation, acquisition or receipt thereof.  Additional Asset Documents shall be deemed included in the Asset File upon the Purchaser’s receipt thereof.

Section 3.              Closing.

The closing (the “Closing”) shall be subject to each of the following conditions:

(a)                                  All of the representations and warranties of the Seller, the Pledgor and the Guarantor set forth in or made pursuant to the Repurchase Documents shall be true and correct in all material respects as of the Closing Date;

(b)                                 The Seller shall have delivered and released to the Purchaser or its designee all documents and instruments required to be delivered by the Seller to the Purchaser or its designee as set forth in Section 2 of this Agreement;

(c)                                  The Purchaser shall be in receipt of good standing certificates, secretary certificates (or the equivalent) and copies of the Governing Documents and applicable resolutions of the Seller, the Guarantor, the Pledgor and NRFC Luxembourg evidencing, as applicable, the corporate or other authority for the Seller, the Guarantor, the Pledgor and NRFC Luxembourg with respect to the execution, delivery and performance of the Repurchase Documents and, as applicable, the agreements in the Asset File and each of the other documents to be delivered by the Seller, the Guarantor, the Pledgor and NRFC Luxembourg from time to time in connection herewith or therewith;

(d)                                 The Purchaser shall be in receipt of this Agreement, each Pledge and Security Agreement, the Guaranty Agreement and the other Repurchase Documents, each duly executed by, and delivered to, the parties thereto;

(e)                                  The Purchaser shall be in receipt of current UCC or Lien searches with respect to the Seller and the Pledgor and in the applicable jurisdiction and, if such searches reveal the existence of any Liens, UCC termination statements or other Lien terminations shall be filed in the appropriate jurisdiction or such Liens are otherwise terminated on or before the Closing Date;

(f)                                    UCC financing statements or other notices of Liens shall have been filed against the Seller with respect to the Note and the related Purchased Items and against the Pledgor with respect to the Pledged Collateral in the appropriate filing offices;

(g)                                 The Purchaser shall have completed to its satisfaction such due diligence with respect to the Note and the related Purchased Items as it may require in its discretion;

(h)                                 No Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of Governmental Authority shall prohibit, enjoin or render it unlawful to enter into the Transaction by the Purchaser in accordance with the provisions of this Agreement or any other transaction contemplated herein;

(i)                                     The Seller shall have delivered, or caused to have been delivered, to the Purchaser Opinions of Counsel with respect to the Seller, the Guarantor, the Pledgor and NRFC Luxembourg addressing corporate, authorization, execution, enforceability, perfection, non—contravention, no conflicts and such other matters as the Purchaser may require in its reasonable discretion;

(j)                                     With respect to the Note and the related Purchased Items, the Purchaser shall have received from the Seller a Release Letter substantially in the form of Exhibit F attached hereto (or such other form acceptable to the Purchaser) (“Release Letter”), releasing the current holder’s Lien with respect to the related Note and the related Purchased Items to be sold to the Purchaser hereunder;

(k)                                  none of the following shall have occurred and/or be continuing:

(A)          an event or events shall have occurred in the good faith determination of the Purchaser resulting in the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage or mezzanine loans or securities, or an event or events shall have occurred resulting in the Purchaser not being able to finance the Note through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events;

(B)           an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by the Note or commercial or multifamily real property or other collateral, or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed directly or indirectly by the Note or commercial or multifamily real property or other collateral at prices that would have been reasonable prior to such event or events;

(C)           there shall have occurred a material adverse change in the financial condition of the Purchaser that affects (or can reasonably be expected to affect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement; or

(D)          a Material Adverse Effect.

(l)                                     All other terms and conditions of and all duties, covenants and obligations under this Agreement and the other Repurchase Documents required to be satisfied or complied with on or before the Closing Date shall have been satisfied or complied with by the Seller, the Guarantor or the Pledgor, as applicable, in all material respects and the Seller, the Guarantor and the Pledgor shall have the ability to comply with or satisfy all terms and conditions and perform all duties, covenants and obligations required to be complied with or performed after the Closing Date;

(m)                              The Seller shall have executed and delivered to the addressee thereof the notices attached hereto as Exhibits H and I and Schedules 1 and 2 to the Participation Pledge (collectively, the “Pledge Notices”) and the Seller shall provide evidence of same to the Purchaser;

(n)                                 The Seller shall have delivered to the Purchaser evidence of the registration of the Note in NRFC Luxembourg’s note register as provided in Subsection 4(j) of this Agreement.

(o)                                 The Seller shall have paid all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement as of the Closing Date, including the reasonable fees and costs of Purchaser’s legal counsel; and

(p)                                 The Seller shall have delivered or caused to have been delivered to the Purchaser such other certificates, opinions, documents, instruments and agreements as the Purchaser may reasonably request.

Section 4.              Repurchase Obligation; Price Differential; Margin Deficits.

(a)                                  The Seller shall have the right at any time upon at least two (2) Business Days prior written notice to the Purchaser to repurchase the Note and the related Purchased Items from the Purchaser for an amount equal to the Repurchase Price for such Note plus all other Aggregate Unpaids.  The Seller shall pay the Repurchase Price and all other Aggregate Unpaids outstanding to the Purchaser in immediately available funds to the Collection Account on the Repurchase Date.

(b)                                 Following the occurrence and during the continuance of (1) any default under any of the Repurchase Documents or any of the following events:  (i) any Insolvency Proceeding with respect to the Seller, the Guarantor, the Pledgor or NRFC Luxembourg, (ii) any breach by the Seller, the Guarantor, the Pledgor or NRFC Luxembourg of any representation or warranty set forth in any of the Repurchase

Documents, the Asset Documents or any other document, agreement or certificate delivered to the Purchaser (other than with respect to a representation or warranty described in clause (A), (B) or (C) of the proviso to the definition of Asset Value, which representations or warranties, if untrue, shall give rise to a right of the Purchaser to mark the related Note to market under Subsection 4(i) of this Agreement), (iii) any failure to deliver the Asset File within the time frame required under Subsection 2(b) or Subsection 2(c), (iv) any failure to comply with Subsections 4(c) or 4(i), (v) any default in the performance of any duty, agreement, obligation or covenant of the Seller, the Guarantor, the Pledgor or NRFC Luxembourg under any of the Repurchase Documents, the Asset Documents or any other document, agreement or certificate delivered to the Purchaser, including, without limitation, the obligation of the Seller to pay Price Differential, Purchase Price and all other amounts owed hereunder or under the other Repurchase Documents on or before the date such amounts are due under the terms of the Repurchase Documents and/or any event resulting in a right or obligation of redemption of the Note under condition 4 thereof and not otherwise specified in this Subsection 4(b), (vi) the occurrence of a Material Adverse Effect, (vii) other than as contemplated under the Repurchase Documents, the Seller, the Guarantor, the Pledgor or NRFC Luxembourg shall grant, or suffer to exist, any Lien on the Note, the Purchased Item or Pledged Collateral (except Permitted Liens), (viii) the Note or the Purchased Items shall not have been sold to the Purchaser, or the Liens contemplated under the Repurchase Documents shall cease or fail to be first priority perfected Liens on the Note, the Purchased Items or the Pledged Collateral in favor of the Purchaser (other than as a result of the Purchaser failing to file a UCC financing statement or continuation thereof against the Seller or Pledgor in the applicable jurisdiction with respect to the Purchased Items or Pledged Collateral, as applicable), (ix) the Seller, the Guarantor, the Pledgor, NRFC Luxembourg or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Repurchase Document, any Lien or security interest thereunder or the Asset Documents or (x) the Seller, the Guarantor, the Pledgor or NRFC Luxembourg shall admit its inability to, or its intentions not to, perform any of its obligations, covenants or agreements under any Repurchase Document or the Asset Documents, and/or (2) an “Event of Default” under (A) the Master Repurchase Agreement, dated as of July 13, 2005, by and among NRFC WA Holdings, LLC, Wachovia, NorthStar Realty Finance Corp. and others, together with all other documents and agreements executed or delivered in connection therewith, as such agreements have been and are amended, modified, restated, waived, replaced, substituted, supplemented or extended from time to time (the “Wachovia Repurchase Facility”) or (B) the Master Repurchase Agreement (VFCC) to be entered into by and among Subsidiaries of the Guarantor, Variable Funding Capital Company (“VFCC”) and Wachovia Capital Markets, LLC, together with all other documents and agreements executed or delivered in connection therewith, as such agreements are amended, modified, restated, waived, replaced, substituted, supplemented or extended from time to time (the “VFCC Repurchase Facility”) (any default or event of default under clauses (1) through (2) above, an “Event of Default”), the Seller shall be required immediately upon the occurrence thereof to repurchase the Note and the related Purchased Items by paying to the Purchaser the aggregate Repurchase Price, all other Aggregate Unpaids and all other Debt; provided, however, the Price Differential shall be calculated using a Rate equal to the Default Rate until all amounts due to the Purchaser are paid in full.  The Seller shall pay all such amounts referred to in the previous sentence in immediately available funds to the Collection Account within two (2) Business Days of the occurrence of an Event of Default.

(c)                                  No later than the Fixed Repurchase Date, the Seller shall repurchase the Note and the related Purchased Items for an amount equal to the aggregate Repurchase Price plus all other Aggregate Unpaids.  The Seller shall pay such amounts referred to in the preceding sentence in immediately available funds to the Collection Account on or before the date required by this Subsection 4(c).

(d)                                 In connection with any repurchase pursuant to this Section 4 and the payment of all amounts owed under this Agreement and the other Repurchase Documents to the Purchaser, the Purchaser shall promptly thereafter deliver to the Seller, at the Seller’s expense, the related Asset File, Additional

Asset Documents, all other documents and instruments that were delivered by the Seller to the Purchaser hereunder, all Income on deposit in the Collection Account (less any amounts owed to the Purchaser) and, at the Seller’s expense, such instruments of reconveyance (including, if the endorsement to the Note initially delivered to the Purchaser hereunder in blank has been completed, a further endorsement of such Note to the Seller or in blank, and, if the Assignment initially delivered to the Purchaser hereunder in blank has been completed, further assignment of such Assignment to the Seller or in blank) as the Seller may reasonably request; provided, however, such reconveyance by the Purchaser shall be without recourse to, or representation or warranty from, the Purchaser.

(e)                                  Notwithstanding that the Seller and the Purchaser intend that the Transaction hereunder be a sale to Purchaser of the Note and other Purchased Items and for so long as the Note has not been repurchased from the Purchaser by the Seller pursuant to this Section 4, on each Payment Date the Seller shall pay to the Purchaser an amount equal to the accrued Price Differential of the Transaction through but not including each Payment Date (each such payment, a “Periodic Advance Repurchase Payment”) less any portion thereof previously paid, if any.  The Purchaser shall deliver to the Seller, via email or facsimile, written notice of the required Periodic Advance Repurchase Payment, and a detailed calculation thereof, on or prior to the first (1st) Business Day preceding each such Payment Date.  If the Seller fails to make all or part of the required Periodic Advance Repurchase Payment by 11:00 a.m., Charlotte, North Carolina time, within two (2) Business Days of each such Payment Date, the Seller shall be obligated to pay to Purchaser (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Default Rate until the overdue Periodic Advance Repurchase Payment is received in full by the Purchaser.

(f)                                    The Purchaser shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Note and the other Purchased Items, which amounts the Seller shall deposit or cause to be deposited into the Collection Account.  The Seller hereby agrees to instruct each applicable trustee, servicer and other Persons to transfer all Income with respect to the Note and the other Purchased Items directly to the Collection Account within one (1) Business Day of receipt.  On each Payment Date, any amounts received by the Purchaser and deposited to the Collection Account since the immediately preceding Payment Date shall be applied as follows:  first, to the payment of all fees, costs, expenses and advances then due to the Purchaser pursuant to the Repurchase Documents, other than the items covered in the clauses below; second, to the payment of any interest owed to the Purchaser at the Default Rate, third, to the payment of accrued and unpaid Price Differential for the Transaction; fourth, without limiting the Seller’s obligation under Subsection 4(i) to cure Margin Deficits in a timely manner, to the Purchaser for the payment of any Margin Deficit outstanding; fifth, to the extent any Income includes payments or prepayments of principal, such payments shall be applied to reduce the Repurchase Price outstanding for the Transaction; sixth, to the payment of Breakage Costs, Costs, Increased Costs, Taxes, Additional Amounts and other amounts, if any, then due and owing to the Purchaser pursuant to this Agreement; and seventh, the remainder to the Seller, for such purposes as the Seller shall determine in its discretion, subject to the Seller’s covenants set forth herein and other requirements of the Repurchase Documents; provided, however, if an Event of Default has occurred and is continuing, amounts collected pursuant to this Subsection 4(f) of this Agreement shall not be transferred to the Seller but, instead, shall be retained by the Purchaser and applied in reduction of the Debt until paid in full.

(g)                                 Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms of this Agreement no later than 3:00 p.m. on the day when due in Euros (except any payments in connection with the Wachovia Repurchase Facility or the VFCC Repurchase Facility, in which case the same shall be lawful money of the United States), in immediately available funds and without deduction, set—off or counterclaim to the Purchaser’s Account or the Collection Account, as applicable, and if not received before such time shall be deemed to be received on the next Business Day.  The Seller shall, to the extent permitted by Applicable Law, pay to the Purchaser interest on any amounts not paid within two (2) Business Days of the date when due hereunder or under the Repurchase Documents at the Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law.  Such interest shall be for the account of, and distributed to, the Purchaser.  All computations of interest, Price Differential and fees hereunder shall be made on the basis of a year consisting of 360 days for the actual number of days (including the first but excluding the last day) elapsed.  The Seller acknowledges that it has no rights in or to or any rights of withdrawal from the Purchaser’s Account or from the Collection Account; provided, however, the Seller has a right to receive payments from the Collection Account as and to the extent provided in Subsection 4(f).

(h)                                 Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of the Price Differential or any fee payable hereunder.

(i)                                     If at any time the Purchaser determines (based on such factors as the Purchaser determines to rely on its discretion, including but not limited to a credit analysis of the Mortgaged Properties and the current market conditions for the Note) that the Asset Value of the Note is less than the aggregate Purchase Price outstanding (a “Margin Deficit”), then the Purchaser may by notice (a “Margin Deficit Notice”) to the Seller require the Seller to transfer to the Purchaser cash in such amount that the aggregate Asset Value of the Note will thereupon equal or exceed the aggregate Purchase Price outstanding.  Notwithstanding anything to the contrary in this Agreement, the Seller shall transfer such cash to the Purchaser’s Account no later than forty-eight (48) hours after the Margin Deficit Notice shall be deemed to have been received under Section 11.  All cash transferred to the Purchaser pursuant to this Subsection 4(i) shall be deposited in the Purchaser’s Account and shall be attributed to the Transaction as the Purchaser shall determine in its discretion.  The Purchaser’s election, in its discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists (including the same or a different Margin Deficit).

(j)                                     The pledge of the Note shall, by virtue of the execution of this Agreement by NRFC Luxembourg, be acknowledged and accepted by NRFC Luxembourg and shall forthwith be registered in NRFC Luxembourg’s note register in accordance with article 5(c) of the Luxembourg law on financial collateral arrangements dated August 5, 2005.  In this respect, the Seller, immediately upon the execution of this Agreement by the Seller and the Purchaser (i) instructs and appoints the managers of NRFC Luxembourg acting individually or as proxy to register the pledge of the Note in the noteholders’ register of NRFC Luxembourg and (ii) undertakes to deliver to the Purchaser a copy of the relevant pages of NRFC Luxembourg’s note register showing that the pledge of the Note has been duly recorded.  The inscription into the noteholders’ register of NRFC Luxembourg shall be in substantially the following form:  “Pursuant to and in accordance with a Note Purchase Agreement, dated as of March 29, 2007, between NRF—Reindeer Ltd., a Cayman Islands exempted limited liability company, and Wachovia Bank, N.A. (London Branch) (as amended or modified from time to time, the “Note Purchase Agreement”), NRF—Reindeer Ltd. has granted a pledge over a single note representing 100% of the notes issued by NRFC Luxembourg Holdings I S.à r.l., a Société à responsabilité limitée, as well as all notes which it may acquire in the future, in favor of Wachovia Bank, N.A. (London Branch), as pledgee, in order to secure the payment of the Debt (defined in the Note Purchase Agreement).”

Section 5.              Representations and Warranties of Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and at all times while this Agreement and the Transaction are in full force and effect, that:

(a)                                  Organization and Good Standing.  The Seller has been duly organized, and is validly existing, as a Cayman Islands exempted limited liability company good standing under the laws of the Cayman Islands, with all requisite power and authority to own or lease its Properties and conduct its business as such business is presently conducted, and had, at all relevant times, and now has, all necessary power, authority and legal right to acquire, own, sell and pledge the Note and other Purchased Items.

(b)                                 Due Qualification.  The Seller is duly qualified to do business and is in good standing as a Cayman Islands exempted limited liability company, and has obtained all necessary licenses, permits and approvals, in all jurisdictions in which the ownership or lease of its Property or the conduct of its business requires such qualification, licenses or approvals.

(c)                                  Power and Authority; Due Authorization; Execution and Delivery.  The Seller (i) has all necessary power, authority and legal right (A) to execute and deliver the Repurchase Documents to which it is a party, (B) to carry out the terms of the Repurchase Documents to which it is a party, and (C)  to acquire, sell, assign and pledge the Note and other Purchased Items on the terms and conditions provided herein but subject to the terms of such Asset Documents, and (ii) has duly authorized by all necessary corporate action (A) the execution, delivery and performance of the Repurchase Documents to which it is a party, and (B) the acquisition, sale, assignment and pledge of the Note and other Purchased Items on the terms and conditions herein provided.  The Repurchase Documents to which the Seller is a party have been duly executed and delivered by the Seller.

(d)                                 Binding Obligation.  Each of the Repurchase Documents to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e)                                  Good Title.  The Seller represents and warrants that it is the sole legal and beneficial owner of the Note and other Purchased Items and that such Note and other Purchased Items are free and clear of all Liens, participation interests and rights of others, except for Permitted Liens.

(f)                                    Tax Liens.  The Seller represents and warrants that there are no delinquent federal, state, city, county or other Taxes relating to the Seller, its Properties, the Note and the other Purchased Items or any arrangement pursuant to which the Note and the other Purchased Items are issued that might, in the reasonable judgment of the Purchaser, have a Material Adverse Effect, and all such delinquent tax liabilities have been satisfied except those that are being contested by the Seller in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

(g)                                 No Proceedings.  There is no litigation, proceeding or investigation pending or, to the best knowledge of the Seller, threatened against the Seller, the Guarantor or the Pledgor, before any Governmental Authority (i) asserting the invalidity of the Repurchase Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Repurchase Documents, or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(h)                                 No Violation or Defaults.  The execution and delivery and consummation of the transactions contemplated by the Repurchase Documents and the fulfillment of the terms of the Repurchase Documents will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s Governing Documents or any material Indebtedness or Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s Properties pursuant to the terms of any such Indebtedness or Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(i)                                     All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of the Repurchase Documents to which it is a party (including the sale and transfer of, and the grant of a security interest in, the Note and other Purchased Items) have been obtained, effected, waived or given and are in full force and effect.

(j)                                     No Event of Default.  No Event of Default has occurred and is continuing hereunder.

(k)                                  Seller’s Insurance.  The Seller has and maintains, with respect to its Properties and business, insurance which meets the requirements of Subsection 6(l) of this Agreement.

(l)                                     Solvency.  The Seller was Solvent at all relevant times prior to, and the Seller will be Solvent after, the sale of the Note and other Purchased Items to the Purchaser.  The Seller is not selling the Note and other Purchased Items to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller.

(m)                               Investment Company Act Eligibility.  The Seller is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from the provisions of such act.

(n)                                 Patriot Act.  The Seller represents and warrants that it is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign asset control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), and (iii) any other anti-money laundering laws and regulations.  The Seller has established an adequate anti-money laundering compliance program as required by the above-referenced laws and has conducted the requisite due diligence in connection with the origination or acquisition of the Note and the other Purchased Items for purposes of such laws and the acquisition of the Note and the other Purchased Items by the Seller, its agents and/or Affiliates complies with each of the above-references laws.  No part of the proceeds of the Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity in order to obtain or retain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(o)                                 Office of Foreign Assets Control.  The Seller represents and warrants that it is not a Person (i) whose Property or interest in Property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or, to the best of the Seller’s knowledge, is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) on the current list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S.  Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(p)                                 True and Complete Disclosure.  The Seller represents and warrants that the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller, the Guarantor and the Pledgor to the Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of the Seller, the Guarantor or the Pledgor to the Purchaser in connection with this Agreement or the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.  There is no fact known to the Seller, the Guarantor or the Pledgor, after due inquiry, that would reasonably be expected to have a Material Adverse Effect.

(q)                                 Exchange Act Compliance; Regulations T, U and X.  The Transaction contemplated herein (including, without limitation, the use of the proceeds from the sale of the Note and the other Purchased Items) will not violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X.  The Seller does not own or intend to carry or purchase, and no proceeds from the Transaction will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(r)                                    ERISA.  The Seller, the Guarantor, the Pledgor and each ERISA Affiliate of the foregoing have made all required contributions to each Benefit Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Benefit Plan.  Neither the Seller, the Guarantor, the Pledgor nor any ERISA Affiliate of the foregoing has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, nor has there been a complete or partial withdrawal by the Seller, the Guarantor, the Pledgor or any ERISA Affiliate of the foregoing from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization.  The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA, maintained by the Seller, the Guarantor or the Pledgor, or in which employees of the Seller, the Guarantor or the Pledgor are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date).  No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller, the Guarantor or the Pledgor to any material tax, penalty or other liability.  No Lien in favor of the PBGC or a Pension Plan has arisen or is likely to arise on account of any Pension Plan.  No notice of intent to terminate a Pension Plan under Section 4041(b) of ERISA has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the PBGC instituted proceedings to terminate or appoint a trustee to administer a Pension Plan, and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(s)                                  Tradenames.  The exact legal name of the Seller is set forth on the signature pages to this Agreement.  The Seller does not have any trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(t)                                    Compliance with Law, Etc..  The Seller has complied in all respects with all Applicable Laws to which it may be subject, and neither the Note nor the other Purchased Items contravene any Applicable Laws (including, without limitation, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).  The Seller is in compliance with its Governing Documents, including without limitation, special purpose entity provisions contained therein.

(u)                                 Income.  The Seller acknowledges that all Income received by it or any Person on its behalf with respect to the Note and the other Purchased Items sold hereunder is and shall be held in trust for the benefit of the Purchaser until deposited into the Collection Account as required herein.

(v)                                 No Broker.  Neither the Seller nor any of its Affiliates have dealt with any broker, investment banker, agent or other Person, except for the Purchaser (or an Affiliate of the Purchaser), who may be entitled to any commission or compensation in connection with the sale of the Note and the other Purchased Items pursuant to this Agreement.

(w)                              Representations and Warranties Regarding the Note and the Purchased Items.  The Seller makes the following representations and warranties regarding the Note and the Purchased Items.

(i)            True and complete copies of all of the Asset Documents have been delivered by the Seller to the Purchaser and the Asset Documents comprise all of the agreements relating to, and documents affecting, governing, evidencing and securing, the Note and the other Purchased Items as of the date hereof.  The terms of the Note, the Purchased Items and the Asset Documents have not been waived, altered or modified in any material respect, except as specifically set forth in the Asset Documents.

(ii)           The information with respect to the Note, the other Purchased Items and the Loan set forth in this Agreement and the Asset Documents is true and correct in all material respects.

(iii)          The Note and the other Purchased Items are not cross—collateralized with any other Indebtedness, except as provided in the Asset Documents.

(iv)          There are no defaults under the Note, the other Purchased Items or the Loan and, to the Seller’s knowledge, the Obligors under the Note, the other Purchased Items and the Loan have no counterclaims, defenses or offset rights under the Asset Documents.

(v)           The Seller has no actual notice of (i) the commencement of a proceeding for the condemnation of all or any material portion of the Mortgage Properties directly or indirectly securing the Note, the other Purchased Items or the Loan or (ii) any material casualty to the Mortgage Properties directly or indirectly securing the Note, the other Purchased Items or the Loan.

(vi)          The proceeds of the Note and the other Purchased Items have been fully disbursed and there is no requirement for future advances thereunder.

(vii)         Each of the Asset Documents has been duly and validly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by Insolvency Laws and by general principals of equity (whether considered in a proceeding in equity or at law).

(viii)        All escrow deposits relating to the Note, the other Purchased Items or the Loan that are required to be deposited with the servicer, trustee or other designated Person under the Asset Documents by the Obligors thereunder prior to the date hereof have been so deposited.  The Seller is not holding any such escrow or reserve accounts (or subaccounts).

(ix)           To the Seller’s knowledge, the Obligors under the Loan presently have in effect all of the insurance policies required under the Asset Documents.

(x)            To the Seller’s knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Note, the Purchased Items, the Loan or any Mortgaged Property, other than as disclosed in the Asset Documents.  Neither the Note, the Purchased Items, the Loan nor, to the Seller’s knowledge, any Obligors under the Note, the other Purchased Items or the Loan, are currently the subject of or subject to any Insolvency Proceeding.

(xi)           (A) To the Seller’s knowledge, there are no violations of any Applicable Law pertaining to the condition, use or operation of the Mortgaged Properties that have been asserted by any Governmental Authority that are likely to have a material adverse effect on the value of the such properties, and (B) no Governmental Authority has asserted that any of the Obligors under the Note, the other Purchased Items or the Loan has failed to obtain any permit, license or other governmental approval necessary for the use and operation of the Mortgaged Properties the failure of which would be likely to have a material adverse effect on the value of such properties.

(xii)          To the Seller’s knowledge, there are no circumstances or conditions with respect to the Note, the other Purchased Items, the Mortgaged Properties, the Loan, the Asset Documents or any Obligor that can reasonably be expected to cause the Note, the other Purchased Items or the Loan to become delinquent or adversely affect the value or marketability of the Note or the other Purchased Items.

(xiii)         The Note and the other Purchased Items were underwritten by the Seller strictly in accordance with Seller’s or the Affiliate’s underwriting standards and guidelines.

(xiv)          To the Seller’s knowledge, the representations and warranties set forth in the Asset Documents are true and correct in all material respects.

(xv)           The Seller and NRFC Luxembourg are each a Qualified Transferee and each has obtained any consents required under the Asset Documents to acquire and transfer the Note and the other Purchased Items to the Seller or the Purchaser, as applicable.

(xvi)          Immediately prior to the sale, transfer and assignment to the Purchaser under the Repurchase Documents, the Seller had good and marketable title to, and was the sole legal and beneficial owner of, the Note and the other Purchased Items, and the Seller is transferring the Note and the other Purchased Items free and clear of any and all Liens (other than Permitted Liens) and the interests or claims of third parties.  Upon consummation of the transactions contemplated by this Agreement, the Seller will have validly and effectively conveyed to the Purchaser all of the Seller’s legal, equitable and beneficial interest and title in and to the related Note and the other Purchased Items, free and clear of any Lien (other than Permitted Liens), subject to the Seller’s rights under the Agreement.  The Seller has not effectuated any transfer, sale, assignment, pledge, hypothecation or other conveyance of its rights, interests or obligations under any Asset Document, the Note or the Purchased Items except in connection with the Agreement.

(xvii)         Other than consents and approvals obtained as of the related Closing Date or those already granted in the Asset Documents governing the Note and the other Purchased Items, no consent or approval by any Person is required in connection with the Purchaser’s acquisition of the Note and the other Purchased Items, for the Purchaser’s exercise of any rights or remedies in respect of the Note and the other Purchased Items  or for the Purchaser’s sale or other disposition of the Note and the other Purchased Items.  No other impediment exists to any such transfer or exercise of rights or remedies.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind.

(xviii)        The Seller has delivered to the Purchaser all documents necessary to transfer the Note and the related Purchased Items to the Purchaser.

(xix)         As of the date of its issuance, the Note complied in all material respects with, or was exempt from, all requirements of all Applicable Law relating to the issuance and transfer thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(xx)          Except as included in the Asset Documents, there is no document that by its terms modifies or affects the rights and obligations of the holder of the Note and the other Purchased Items, the terms of the related pooling and servicing agreement or any other agreement relating to the Note and the other Purchased Items, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(xxi)         Subject to terms of the Asset Documents, no consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller or NRFC Luxembourg is required for any transfer or assignment of the Note and the other Purchased Items.

(xxii)        Except as included in the Asset Documents, (i) no interest shortfalls have occurred and no realized losses have been applied to the Note or the other Purchased Items or otherwise incurred with respect to any mortgage loan, mezzanine loan or debt related to the Note or the other Purchased Items and (ii) Seller is not aware of any circumstances that could have a material adverse effect on the Note or the related Purchased Items.

(xxiii)       The Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of the Note or the other Purchased Items is or may become obligated.

(xxiv)       The Asset Documents contain usual and customary rights of a holder of the Note and the other Purchased Items with regard to approval and consent rights and rights to receive payments of principal, interest, principal and interest and periodic information notices and reports.

(xxv)        No holder of the Note and other Purchased Items is obligated to make any advances or pay any fees, costs or expenses under the terms of the Asset Documents or as a result of being a holder of the Note and other Purchased Items.

(xxvi)       There was and is no valid offset, defense, counterclaim, abatement or right to rescission with respect to the Note, the other Purchased Items or any of the related Asset Documents or other agreements executed in connection therewith.

(xxvii)      (a) Other than payments due but not yet thirty (30) days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the Asset Documents, the Note, the related Purchased Items or the Loan, and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder; provided, however, that this representation does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation in any other paragraph of this Section 5, and (b) neither the Seller, NRFC Luxembourg, any servicer or any holder of the Note, the other Purchased items or the Loan has waived any material default, breach, violation or event of acceleration under the Asset Documents, the Note, the related Purchased Items or the Loan, except for a written waiver provided to the Purchaser in advance of the Closing Date and contained in the related Asset File.

(xxviii)     The Note, the Participation and the Loan are not, and in the prior twelve (12) months, have not been, thirty (30) days or more past due.

(xxix)       The Seller has no information or reason to believe that the Note, the Participation or the Loan will not be paid in full.

(x)                                 Chief Executive Office.  The Seller’s chief executive office is located in the Cayman Islands and NRFC Luxembourg’s chief executive office is located in Luxembourg.

(y)                                 Foreign Seller Representations.

(i)            The Seller is subject to civil and commercial Applicable Laws with respect to its obligations under this Agreement and the other Repurchase Documents to which it is a party, and the execution, delivery and performance by the Seller of this Agreement and the other Repurchase Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither the Seller nor any of its Property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which the Seller is organized and existing in respect of its obligations under this Agreement and the other Repurchase Documents.

(ii)           This Agreement and the other Repurchase Documents are in proper legal form under the Applicable Laws of the jurisdiction in which the Seller is organized and existing for the enforcement thereof against the Seller under the Applicable Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the other Repurchase Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and/or the other Repurchase Documents that this Agreement and/or the other Repurchase Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the Seller is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement and/or the other Repurchase Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until this Agreement, any other

Repurchase Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid.

(iii)          There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which the Seller is organized and existing either (A) on or by virtue of the execution or delivery of this Agreement and the other Repurchase Documents or (B) on any payment to be made by the Seller pursuant to this Agreement and the other Repurchase Documents, except as has been disclosed to the Purchaser.

(iv)          The execution, delivery and performance of this Agreement and the other Repurchase Documents executed by the Seller are, under applicable foreign exchange control regulations of the jurisdiction in which the Seller is organized and existing, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (C) shall be made or obtained as soon as is reasonably practicable).

(z)                                  Separateness.

The Seller is in compliance with Subsection 6(r) of this Agreement.

Section 6.              Covenants of the Seller.

The Seller hereby covenants with the Purchaser as follows:

(a)                                  Compliance with Laws and Contractual Obligations.  The Seller shall comply in all material respects with all Applicable Laws (including Environmental Laws), including those that apply to the Note and the other Purchased Items or any part thereof, and shall comply, and perform all duties and obligations under, all Contractual Obligations and all Indebtedness, including under the Note and the other Purchased Items.

(b)                                 Payment of Taxes.  The Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(c)                                  Corporate Existence.  The Seller shall continue to engage in business of the same general type as now conducted by it and shall preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified in good standing as a corporation or other entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.  The Seller shall comply with its Governing Documents and shall not materially amend its Governing Documents without the Purchaser’s prior written consent in its discretion.

(d)                                 ERISA Matters.  Neither the Seller, the Guarantor nor the Pledgor will (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (iii) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) terminate any Benefit Plan so as to result in any liability, (v) permit to exist any occurrence of any Reportable Event or (vi) otherwise violate the provisions of ERISA or the Code with respect to any Benefit Plan.

(e)                                  Payment of Obligations.  The Seller shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations and Indebtedness of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller.

(f)                                    Keeping of Records and Books of Account.  The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Note and the other Purchased Items in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information reasonably necessary or advisable in which complete entries are made in accordance with GAAP and Applicable Laws.

(g)                                 Notices.  The Seller will furnish written notice to the Purchaser with respect to the following:

(i)            Representations.  Promptly upon notice or knowledge thereof, notice that any representation or warranty set forth in the Repurchase Documents by either the Seller, the Guarantor or the Pledgor or by NRFC Luxembourg under the Note or other Purchased Items was or is incorrect and the Seller shall at the same time deliver to the Purchaser a written notice setting forth in reasonable detail the nature of such facts and circumstances;

(ii)           Covenants.  Promptly upon notice or knowledge thereof, notice of any material default with respect to any covenant, duty, obligation or agreement of the Seller, the Guarantor or the Pledgor under any Repurchase Document or by NRFC Luxembourg under the Note or other Purchased Items;

(iii)          Material Events.  Promptly upon notice or knowledge thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller, the Guarantor or the Pledgor, is likely to have a Material Adverse Effect;

(iv)          Event of Default.  The Seller shall notify the Purchaser promptly upon the Seller, the Guarantor or the Pledgor becoming aware of any event which would constitute an Event of Default.

(v)           Casualty.  With respect to the Note, the other Purchased Items and the Loan, promptly upon notice or knowledge thereof, notice that any portion of any Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Mortgaged Property or the Market Value of the Note;

(vi)          Liens.  Promptly upon notice or knowledge thereof, notice of any Lien or security interest on, or claim asserted against, any Mortgaged Property, the Loan, the Note or any other Purchased Item;

(vii)         Defaults.  Promptly upon notice or knowledge thereof, notice of (A) any material default (beyond any applicable notice and cure period) related to any Asset Documents, the Note or any other Purchased Item or the Loan, or (B) any default (beyond any applicable notice and cure period) under any Contractual Obligation or Indebtedness of the Seller, the Guarantor, the Pledgor or any of their Subsidiaries, which, if not cured, could reasonably be expected to have a Material Adverse Effect;

(viii)         Losses.  Promptly upon notice or knowledge thereof, notice of any loss or expected loss in respect of the Loan, the Note, any other Purchased Item or any portion of any Mortgaged Property, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in the Market Value of the Note or the other Purchased Items, or the value or cash flow of the Note, any other Purchased Item, the Loan or any portion of any Mortgaged Property;

(ix)           Change of Chief Executive Office.  Promptly notice of any change in the Seller’s or NRFC Luxembourg’s chief executive office.

(x)            Sales.  Promptly upon notice or knowledge thereof, notice of the conveyance, sale, lease, assignment, transfer or other disposition of any Property, business or assets of the Seller, the Guarantor or the Pledgor, whether now owned or hereafter acquired (with the exception of this Agreement), which could reasonably be expected to have a Material Adverse Effect; and

(xi)           Proceedings.  Promptly upon notice or knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, arbitration or proceeding before any court or governmental department, commission, board, bureau, agency, arbitrator, investigation or instrumentality, domestic or foreign, affecting (A) the Note, any of the other Purchased Items, the Loan or any Mortgaged Property, (B) the Repurchase Documents or the Asset Documents, (C) the Purchaser’s interest in the Note or any of the other Purchased Items, or (D) the Seller, the Guarantor, the Pledgor or NRFC Luxembourg and, with respect to this clause (D) only, the amount in controversy exceeds $500,000.

Each notice pursuant to this Subsection 6(g) shall be accompanied by a statement of the Seller, the Guarantor and/or the Pledgor, setting forth details of the occurrence referred to therein and stating what action the Seller, the Guarantor, the Pledgor or NRFC Luxembourg has taken or proposes to take with respect thereto.  In addition, the Seller shall provide the Purchaser with a copy of any notice received by the Seller from NRFC Luxembourg under the Note, the other Purchased Items or any other agreement with NRFC Luxembourg.

(h)                                 Perfection.  With respect to the Note and the other Purchased Items acquired by the Purchaser, the Seller will (i) take all action required by the Purchaser to grant, perfect, protect and more fully evidence the Purchaser’s ownership of and first priority perfected Lien on such Note and the other Purchased Items, including, without limitation, (A) delivering all original documents to Purchaser’s or its designee’s possession where perfection thereof is required or permitted by possession, (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Purchaser may reasonably request to perfect, maintain, protect and more fully evidence the respective interests of the parties to this Agreement and the Repurchase Documents in such Note and the other Purchased Items.

(i)                                     Further Covenants.  Without prior written consent of the Purchaser, the Seller shall not:  (i) assign, sell, transfer, pledge or grant any security interest in or Lien on the Note or any of the other

Purchased Items (whether now existing or hereafter arising) to anyone except the Purchaser, permit any financing statement (except any financing statements in favor of Purchaser) or assignment (except for any assignments in favor of the Purchaser) to be on file in any public office with respect thereto, (ii) permit or suffer to exist any Lien or right of others to attach to the Note or any of the other Purchased Items, except as contemplated by this Agreement, (iii) sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder, or (iv) consent to any amendment, modification or supplement to the Note, the other Purchased Items or Asset Documents pursuant to which the Note or any of the other Purchased Items were issued or created or governed that would materially and adversely affect the Purchaser’s interests hereunder or with respect to the Note or any of the other Purchased Items without the prior written consent of the Purchaser.  Immediately upon notice to the Seller of a Lien or any circumstance which, if adversely determined would be reasonably likely to give rise to a Lien (other than in favor of the Purchaser or created by or through Purchaser) on the Note or on any of the other Purchased Items, the Seller will defend the Note and any of the other Purchased Items against, and will take such other action as is necessary to remove, any Lien or claim on or to the Note or any of the other Purchased Items (other than any Lien created under this Agreement), and the Seller will defend the right, title and interest of the Purchaser in and to any of the Note and Purchased Items against the claims and demands of all Persons whomsoever.

(j)                                     Investments.  The Seller shall not, and it shall not permit the Guarantor or the Pledgor or any of their Affiliates to, acquire or maintain any right or interest in any asset that is senior to or pari passu with the rights and interests of the Purchaser under this Agreement.

(k)                                  Prohibition of Fundamental Changes.  The Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

(l)                                     Maintenance of Property; Insurance.  The Seller shall keep all Property useful and necessary in its business in good working order and condition, shall maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually and customarily insured against in the same general area by companies acting prudently and engaged in the same or a similar business, and furnish to the Purchaser, upon written request, full information as to the insurance carried.

(m)                               Delivery of Income.  The Seller will deposit and cause all Persons acting on its behalf and all servicers, trustees or other Persons with an obligation to make payments with respect to the Note and other Purchased Items to deposit all Income received in respect of the Note and the other Purchased Items into the Collection Account within one (1) Business Day of receipt thereof.

(n)                                 Performance and Compliance with Purchased Items.  The Seller will (and shall cause NRFC Luxembourg), at its expense, timely and fully perform and comply with all provisions, covenants, duties, obligations and other promises required to be observed by it or NRFC Luxembourg under the Note and the other Purchased Items, the Repurchase Documents and all other agreements executed in connection with or related to the foregoing.

(o)                                 Purchased Items Not to be Evidenced by Instruments.  The Seller shall not take any action or permit any action to be taken to cause the Note or other Purchased Item that is not, as of the applicable Closing Date, evidenced by an Instrument (as defined in the UCC) to be so evidenced except in connection with the enforcement or collection of the Note or other Purchased Items.

(p)                                 Change of Name or Location of Asset Files.  The Seller shall not (and shall not permit NRFC Luxembourg to) change its name, organizational number, identity, structure or jurisdiction of formation, move the location of its principal place of business and chief executive office, or change the offices where it keeps its records (as defined in the UCC) from the location referred to on the signature page to this Agreement, unless the Seller has given at least thirty (30) days’ prior written notice to the Purchaser.

(q)                                 Information and Reports.  The Seller shall promptly deliver to the Purchaser all information, documents or reports received or generated by the Seller, the Guarantor, the Pledgor, NRFC Luxembourg or any Affiliate of the foregoing with respect to the Note and the other Purchased Items, including, without limitation, information, documents and reports under or in connection with the Asset Documents and any documents, agreements or notices delivered or available to the Seller or NRFC Luxembourg with respect to the Note or the other Asset Documents.

(r)                                    Separateness.  The Seller shall (i) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) with respect to the Asset Documents and (B) as otherwise permitted under this Agreement; (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) comply with the provisions of its Governing Documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify or otherwise change its Governing Documents; (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under the GAAP consistently applied or as a matter of Applicable Law) and file its own tax returns (except to the extent consolidation is required or permitted under Applicable Law); (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (xi) not commingle its funds or other assets with those of any Affiliate or any other Person; (xii) maintain its accounts separate from those of any Affiliate or any other Person; (xiii) shall not hold itself out to be responsible for the debts or obligations of any other Person; (xiv) shall not, without the vote of its Independent Director, (A) file or consent to the filing of any Insolvency Proceeding with respect to the Seller, institute any proceedings under any applicable Insolvency Law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to the Seller, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Seller or a substantial portion of its Properties, or (C) make any assignment for the benefit of the Seller’s creditors; (xv) shall have at all times at least one (1) Independent Director (or such greater number as required by the Purchaser); (xvi) shall maintain an arm’s length relationship with its Affiliates; (xvii) maintain a sufficient number of employees in light of contemplated business operations; (xviii) use separate stationary, invoices and checks; and (xvix) allocate fairly and reasonably any overhead for shared office space.

(s)                                  Negative Pledge; No Additional Indebtedness.  Until the Debt is indefeasibly paid in full and except as contemplated under the Repurchase Documents, no portion of the Capital Stock (or any dividends, distributions or payments with respect thereto) in the Seller or NRFC Luxembourg or any assets or property of the Seller or NRFC Luxembourg may (directly or indirectly) be assigned, transferred, pledged, participated, hypothecated or rehypothecated, nor may any Liens be granted or exist on any portion of the Capital Stock (or any dividends, distributions or payments with respect thereto) in the Seller or NRFC Luxembourg or any assets or Property of the Seller or NRFC Luxembourg.  After the Closing Date, neither Seller nor NRFC Luxembourg shall acquire any asset or Property or incur any Indebtedness or guarantee obligations without the Purchaser’s prior written consent in its discretion.

(t)            Register of Members.  The Seller shall procure that the register of members of the Seller shall at all times be maintained in the Cayman Islands.

(u)           The Seller shall provide evidence to the Purchaser within thirty (30) days of the Closing Date that the Notices have been acknowledged by the addressees thereof.

Section 7.              Grant of a Security Interest.

(a)           It is the express intent of the parties hereto that the conveyance of the Note and the other Purchased Items by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Note and the other Purchased Items by the Seller to the Purchaser and not as a pledge of the Note and the other Purchased Items by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Note and the other Purchased Items are held to be Property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Note and the other Purchased Items by the Seller to the Purchaser to secure a debt or other obligations, more specifically, the Aggregate Unpaids hereunder and the Repurchase Obligations (collectively, the “Debt”), and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be and the Seller does hereby grant, pledge and assign to the Purchaser a security interest in all of the Seller’s right, title and interest in and to the Note and all other Purchased Items as security for the repayment of the Debt; (iii) the assignment by the Purchaser of the interest of the Purchaser as contemplated by Section 4 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser or any of its agents, including, without limitation, any custodian therefor, of the Note, the Purchased Items (if any), the Asset Documents and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9—313 of the UCC; and (v) notifications to Persons (other than the Purchaser) holding such property, and acknowledgments, receipts or confirmations from Persons (other than the Purchaser) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Applicable Law.  The Seller hereby authorizes the filing of any financing statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Purchaser may determine, in its reasonable discretion, are necessary or advisable to perfect the security interest to the Purchaser in connection hereunder.  Such financing statements may describe the collateral in the same manner as described in this Agreement or may contain an indication or description of collateral that describes such property in any other manner, including, without limitation, describing such collateral as “all assets, whether now owned or hereafter acquired, now existing or hereafter created and wherever located” or “all personal property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located.”

Notwithstanding anything contained herein to the contrary, no Income, Price Differential, principal, fees, payments or other amounts received from or in respect of the Purchased Items or the Repurchase Documents (whether pursuant to the exercise of rights or remedies hereunder or thereunder or otherwise) shall be applied to the Indebtedness owed to VFCC under the VFCC Repurchase Facility (whether pursuant to the exercise of rights or remedies thereunder or otherwise), and no payments or other amounts received from or in respect of the VFCC Repurchase Facility shall be applied to any

Indebtedness under the Repurchase Documents, during the time that VFCC is a purchaser under the VFCC Repurchase Facility.

(b)           If an Event of Default shall have occurred and be continuing, to the extent not already accelerated, all amounts due to the Purchaser shall automatically be accelerated, and the Purchaser, without any other notice to or demand upon the Seller, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies under Applicable Law, the same rights and remedies as the “purchaser” has under the Wachovia Repurchase Facility upon an “Event of Default” thereunder, mutatis mutandis, all of the rights and remedies of a secured party under the UCC and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which the Seller, NRFC Luxembourg, the Note, the Purchased Items or any Mortgaged Properties are located, including, without limitation, the right to take possession of the Purchased Items, and for that purpose the Purchaser may, so far as the Seller can give authority therefor, enter upon any premises on which the Purchased Items may be situated and remove the same therefrom.  The Purchaser may, in its discretion, require the Seller to assemble all or any part of the Purchased Items at such location or locations as the Purchaser may reasonably designate.  Unless the Purchased Items are perishable or threatens to decline speedily in value or are of a type customarily sold on a recognized market, the Purchaser shall give to the Seller at least ten (10) days prior written notice of the time and place of any public sale of the Purchased Items or of the time after which any private sale or any other intended disposition is to be made.  The Seller hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Seller waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Purchaser’s rights and remedies hereunder, including, without limitation, the Purchaser’s right following an Event of Default to take immediate possession of the Purchased Items and to exercise its rights and remedies with respect thereto.

Section 8.              Indemnification; Expenses.

(a)           The Seller agrees to indemnify and hold harmless the Purchaser and each of its Affiliates and Subsidiaries and their present and former respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against any and all direct, as opposed to consequential, claims, damages, losses, liabilities, costs, civil penalties and expenses (including, without limitation, expenses under Subsection 8(b) and Section 27 and reasonable attorneys fees, costs, expenses and disbursements) (each a “Cost” and collectively, “Costs”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case relating to or arising out of any of the Note, the Purchased Items, the Repurchase Documents, the Asset Documents or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any of the Note, the Purchased Items, the Repurchase Documents, the Asset Documents or any transaction contemplated hereby or thereby, except to the extent such Cost is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct.  Costs subject to this Section 8 shall include, but not be limited to, (i) Costs incurred in connection with the violation of any Environmental Laws and the existence, correction or removal of any Materials of Environmental Concern in any way affecting any Mortgaged Property or any real property and (ii) all Costs with respect to the Note, any Purchased Items or any Mortgaged Property relating to or arising out of any violation or alleged violation of any Applicable Law, except to the extent any such Costs are found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, its officers, directors, shareholders, employees or creditors, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated.  The Seller agrees not to assert any claim against any Indemnified Party, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Repurchase Documents, the Asset Documents or any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of this Agreement.  In any suit, proceeding or action brought by an Indemnified Party in connection with the Note, the other Purchased Items, any Mortgaged Property, the Loan or the Asset Documents for any sum owing hereunder, or to enforce any provisions of the Note, the other Purchased Items, any Mortgaged Property, the Loan, the Asset Documents or any documents related to the foregoing the Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set—off, counterclaim, recoupment or reduction or liability whatsoever of any Obligor, account debtor or obligor thereunder, arising out of a breach by the Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor, account debtor or obligor or its successors from the Seller.  The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of the Purchaser’s rights under the Repurchase Documents, the Asset Documents or any transaction contemplated hereby and thereby, including, without limitation, the reasonable fees, costs, expenses and disbursements of its counsel.

(b)           The Seller shall, whether or not the Transaction contemplated hereby is consummated:  (i) pay as and when billed by Purchaser all reasonable out—of—pocket costs and expenses (including, without limitation, all reasonable fees, costs, expenses and disbursements of outside legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses), and any reasonable fees and expenses of the Purchaser associated with travel or other costs relating to any testing, due diligence, appraisals or examinations conducted in connection with the Transaction, and the amount of such costs and expenses shall, until paid, bear interest at the Pricing Rate (A) in connection with the development, preparation, consummation, administration, filing, recording, execution and delivery of, and any amendment, supplement, modification waiver or consent to, this Agreement, the Repurchase Documents, the Asset Documents or any other documents, agreements or instruments prepared in connection herewith or therewith and the documents, agreements and instruments referred to therein and (B) in connection with the enforcement of or the exercise or preservation of rights under this Agreement, the Repurchase Documents, the Asset Documents, other documents, instruments or agreements prepared in connection herewith or therewith, the documents, agreements and instruments referred to therein and all amendments, supplements, modifications, waivers and consents relating to any of the foregoing; and (ii) pay and hold the Purchaser harmless from and against any and all present and future stamp, documentary, excise, issue, sales and use, value added, property and other similar taxes and fees (other than taxes imposed on net income) with respect to the matters described in foregoing clause (i) or the funding or maintenance of the Transaction hereunder and hold the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and fees.

(c)           The agreements and obligations of the Seller contained in this Section 8 shall survive the repayment of all amounts owing to the Purchaser by the Seller under the Agreement and the termination of this Agreement.

Section 9.              Successors and Assigns.

The rights, obligations and duties of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser.  The Purchaser shall be entitled to assign its rights under this Agreement, the other Repurchase Documents, the Note and the Purchased Items without the consent of the Seller.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns.

Section 10.            Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Seller and the Purchaser.  Any waiver or consent shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 11.            Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by telex, when telexed against receipt of answer back, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.  The Seller shall not be entitled to any notices of any nature whatsoever from the Purchaser except with respect to matters for which this Agreement or the Repurchase Documents specifically and expressly provide for the giving of notice by the Purchaser to the Seller and except with respect to matters for which the Seller is not, pursuant to Applicable Law, permitted to waive the giving of notice.

Section 12.            Set—offs.

(a)           In addition to any rights and remedies of the Purchaser provided under this Agreement, the Repurchase Documents and by Applicable Law, the Purchaser shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Seller to the Purchaser hereunder, under the Repurchase Documents or otherwise (whether at the stated maturity, by acceleration or otherwise) to set—off and appropriate and apply against such amount any and all monies and other Property of the Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by the Purchaser or any Affiliate thereof to or for the credit or the account of the Seller.  The Purchaser agrees promptly to notify the Seller after any such set—off and application made by the Purchaser, provided that the failure to give such notice shall not affect the validity of such set—off and application.

(b)           The Seller hereby waives any right of setoff it may have or to which it may be entitled under this Agreement, the other Repurchase Documents or Applicable Law from time to time against the Purchaser or its assets.

Section 13.            No Waiver; Remedies.

(a)           No failure on the part of the Purchaser to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right.  The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by Applicable Law.  Application of the Default Rate after an Event of Default or otherwise shall not be deemed to constitute a waiver of any Event of Default or any rights or remedies of the Purchaser under this Agreement, the other Repurchase Documents or Applicable Law, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate after an Event of Default or otherwise may be invoked.

(b)           In the event that a claim or adjudication is made that the Purchaser has acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement or the other Repurchase Documents it has an obligation to act reasonably or promptly, the Purchaser shall not be liable for any punitive, consequential or incidental damages, and the Seller’s sole remedies with respect thereto shall be limited to commencing an action seeking injunctive relief, actual damages or declaratory judgment.

Section 14.            Term of this Agreement.

This Agreement, including, without limitation, the Seller’s representations, warranties, covenants and duties set herein, create and constitute the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until the Aggregate Unpaids are indefeasibly paid in full; provided, however, notwithstanding the indefeasible repayment in full of the Aggregate Unpaids and/or the termination of this Agreement, the indemnification and expense provisions contained in the Repurchase Documents, and any other provision that by its terms expressly survives termination shall each be continuing and shall survive any termination of this Agreement.

Section 15.            Governing Law; Consent to Jurisdiction and Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).  EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON—EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 16.            Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, THE REPURCHASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 17.            Legal Matters.

The Seller hereby acknowledges that (i) it has been advised by counsel of its choosing in the negotiation, execution and delivery of the Repurchase Documents; (ii) it has no fiduciary relationship with the Purchaser; and (iii) no joint venture exists with the Purchaser.

Section 18.            Recourse Against Certain Parties.

No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Purchaser or the Seller as contained in this Agreement, the Repurchase Documents or any other agreement, instrument or document entered into by the Purchaser, the Seller or any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Purchaser, the Seller or any incorporator, Affiliate (direct or indirect), owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Purchaser, the Seller or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Purchaser and the Seller contained in this Agreement, the Repurchase Documents and all of the other agreements, instruments and documents entered into by it pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Purchaser and the Seller and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Purchaser, the Seller or any incorporator, owner, member, partner, stockholder, Affiliate (direct or indirect), officer, director, employee, agent or attorney of the Purchaser, the Seller or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser or the Seller contained in this Agreement, the Repurchase Documents or in any other such instruments, documents or agreements, or that are implied therefrom.

Section 19.            Protection of Right, Title and Interest; Further Action.

(a)           The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Purchaser may request in order to perfect, protect or more fully evidence the Transaction hereunder and the security interest granted in the Note and the other Purchased Items, or to enable the Purchaser to exercise and enforce its rights and remedies hereunder, under any Repurchase Document or under the Note or the other Purchased Items.

(b)           If the Seller fails to perform any of its obligations hereunder, the Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Seller.  The Seller irrevocably appoints the Purchaser as its attorney—in—fact and authorizes the Purchaser to act on behalf of the Seller (i) to file financing statements necessary or desirable in the Purchaser’s discretion to perfect and to maintain the perfection and priority of the security interest in the Note and the other Purchased Items, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Note and the other Purchased Items as a financing statement in such offices as the Purchaser in its discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests in the Note and the other Purchased Items.  This appointment is coupled with an interest and is irrevocable.

Section 20.            Execution in Counterparts; Severability; Integration.

(a)           This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(b)           Each provision of this Agreement shall be valid, binding and enforceable to the fullest extent permitted by Applicable Law.  In case any provision in or obligation, covenant, representation or warranty under this Agreement shall be invalid, illegal, void or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions or obligations, covenants, representations or warranties or of such provision or obligation, covenant, representation or warranty in any other jurisdiction or as applied to any Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.  To the extent permitted by Applicable Law, the parties waive any provision of Applicable Law which prohibits or renders void, unenforceable or invalid any provision hereof.

(c)           This Agreement and any other Repurchase Document executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

Section 21.            Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 22.            Disclosure Relating to Certain Federal Protections.

The parties acknowledge that they have been advised that:

(a)           in the case of a Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, as amended, provisions of the Securities Investor Protection Act of 1970 (“SIPA”) will not provide protection to the other parties with respect to the Transaction hereunder;

(b)           in the case of a Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other parties with respect to the Transaction hereunder;

(c)           in the case of a Transaction in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)           in the case of a Transaction in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Section 23.            Intent.

(a)           The parties recognize that the Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the United States Bankruptcy Code (except insofar as the type of Note and the other Purchased Items subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code (except insofar as the type of Note and the other Purchased Items subject to such Transaction would render such definition inapplicable).  It is also understood and agreed that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United States Code.

(b)          The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then the Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Note and the other Purchased Items subject to such Transaction would render such definition inapplicable).

(c)           It is understood that this Agreement constitutes a “Netting Contract”, as such term is defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), and each payment entitlement and payment obligation under the Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).

(d)           It is understood that any party’s right to liquidate the Note and the other Purchased Items delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Section 7 is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

Section 24.            Use of Employee Plan Assets.

(a)           If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction.  The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)           Subject to the last sentence of Subsection 24(a) above, any such Transaction shall proceed only if the Seller furnishes or has furnished to the Purchaser its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)           By entering into a Transaction pursuant to this Section 24, the Seller shall be deemed (i) to represent to the Purchaser that since the date of the Seller’s latest such financial statements, there has been no material adverse change in the Seller’s financial condition which Seller has not disclosed to the Purchaser, and (ii) to agree to provide the Purchaser with future audited and unaudited statements of its financial condition as they are issued, so long as it is the Seller in any outstanding Transaction involving a Plan Party.

Section 25.            Increased Costs; Capital Adequacy; Illegality.

(a)           If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by the Purchaser with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) shall (a) subject the Purchaser to any Tax (except for Taxes on the overall net income of the Purchaser), duty or other charge with respect to any ownership interest in the Note and the other Purchased Items, or any right to enter into the Transaction hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of

Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Price Differential), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Purchaser or (c) impose any other condition affecting the ownership interest in the Note and the other Purchased Items conveyed to the Purchaser hereunder or the Purchaser’s rights hereunder, the result of which is to increase the cost to the Purchaser or to reduce the amount of any sum received or receivable by the Purchaser under this Agreement and the other Repurchase Documents, then within ten (10) days after demand by the Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Purchaser such additional amount or amounts as will compensate the Purchaser for such additional or increased cost incurred or such reduction suffered.

(b)           If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by the Purchaser with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by the Purchaser with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of the Purchaser as a consequence of its obligations hereunder or under the other Repurchase Documents or arising in connection herewith or therewith to a level below that which the Purchaser could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Purchaser with respect to capital adequacy) by an amount deemed by the Purchaser to be material, then from time to time, within ten (10) days after demand by the Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Purchaser such additional amount or amounts as will compensate the Purchaser for such reduction.  For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adaptation, change, request or directive subject to this Subsection 25(b).

(c)           If the Purchaser shall notify the Seller that a Eurocurrency Disruption Event has occurred, the Transaction in respect of which the Price Differential accrues at the Eurocurrency Rate shall immediately be converted into a Transaction in respect of which the Price Differential accrues at the Base Rate (plus the applicable spread set forth in the Pricing Rate).

(d)           In determining any amount provided for in this Section 25, the Purchaser may use any reasonable averaging and attribution methods.  The Purchaser making a claim under this Section 25 shall submit to the Seller a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.  Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 25 shall survive the termination of this Agreement.

Section 26.            Taxes.

(a)           All payments made by an Obligor in respect of the Note, the Participation and any other Purchased Item and all payments made by the Seller, the Guarantor or the Pledgor under this Agreement and the other Repurchase Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes.  If any Taxes are required to be withheld from any amounts payable to the Purchaser, then the amount payable by such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement and the other Repurchase Documents after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld.  The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Purchaser, with respect to payments required to be made by the Seller, the Guarantor or the Pledgor under this Agreement and/or the other Repurchase Documents, by a taxing jurisdiction in which the Purchaser is organized, conducts business or is paying taxes (as the case may be).

(b)           The Seller will indemnify the Purchaser for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  All payments in respect of this indemnification shall be made within ten (10) days from the date a written invoice therefor is delivered to the Seller.

(c)           Within thirty (30) days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Purchaser, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.  Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 26 shall survive the termination of this Agreement.

Section 27.            Due Diligence.

The Seller acknowledges that the Purchaser has the right to perform continuing due diligence and other reviews with respect to the Note and the other Purchased Items and the Seller, the Guarantor and the Pledgor for purposes of verifying compliance with the representations, warranties, covenants, agreements and specifications made hereunder, under the Repurchase Documents, the Asset Documents or otherwise, and the Seller agrees on behalf of itself and the Guarantor and the Pledgor that, upon reasonable (but no less than one (1) Business Day’s) prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to the Seller, as applicable, the Purchaser or its authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of, the books and records of the Seller, the Guarantor and/or the Pledgor and any and all documents, records, agreements, instruments or information relating to the Note and the other Purchased Items in the possession or under the control of the Seller, the Guarantor, the Pledgor and any Affiliates of the foregoing.  The Seller, the Guarantor and the Pledgor also shall make available to the Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, the Guarantor and the Pledgor, the Note and the other Purchased Items and the Seller’s, the Guarantor’s and the Pledgor’s books and records.  The Seller, the Guarantor and the Pledgor shall also make available to the Purchaser any accountants or auditors of the Seller, the Guarantor and the Pledgor to answer any questions or provide any documents as the Purchaser may require.  The Seller shall also cause NRFC Luxembourg and each servicer or trustee with respect to the Note and the other Purchased Items to cooperate with the Purchaser by permitting the Purchaser to conduct due diligence reviews of files of NRFC Luxembourg and each such servicer or trustee relating to the Note and the other Purchased Items to the extent such reviews are permitted under the terms of the Asset Documents.  The Purchaser, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Note and the other Purchased Items purchased in a Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re—generating the information used to originate such Note and the other Purchased Items.  The Purchaser may underwrite such Note and the other Purchased Items itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  The Seller agrees to reasonably cooperate with the Purchaser and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Purchaser and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Note and the other Purchased Items in the possession, or under the control, of the Seller.  The Seller shall pay all out—of—pocket costs and expenses incurred by Purchaser in connection with the Purchaser’s activities pursuant to this Section 27.

Section 28.            Disclosure Relating to Certain Federal Protections.

The parties acknowledge that they have been advised that:

(a)           in the case of a Transaction in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, as amended, the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) will not provide protection to the other parties with respect to the Transaction hereunder;

(b)           in the case of a Transaction in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other parties with respect to the Transaction hereunder;

(c)           in the case of a Transaction in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)           in the case of a Transaction in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Section 29.            Intent.

(a)           The parties recognize that the Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the Bankruptcy Code (except insofar as the type of Note subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code (except insofar as the type of Note subject to such Transaction would render such definition inapplicable).  It is understood that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United State Code.

(b)           The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then the Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Note subject to such Transaction would render such definition inapplicable).

(c)           It is understood that this Agreement constitutes a “Netting Contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under the Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).

(d)           It is understood that any party’s right to liquidate Purchased Items delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Section 7 is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

Section 30.            Judgment Currency.If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Repurchase Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Purchaser could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Seller shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Purchaser of any sum adjudged to be so due in the Judgment Currency, the Purchaser may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Purchaser from the Seller in the Agreement Currency, the Seller agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Purchaser or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Purchaser in such currency, the Purchaser agrees to return the amount of any excess to the Seller (or to any other Person who may be entitled thereto under Applicable Law).

Section 30.            Service of Process.At all times while this Agreement is in effect, the Seller shall maintain an agent for service of process in the United States of America.  The Seller hereby appoints Robert J. Grados, Esq., whose address is Paul Hastings Janofsky & Walker LLP, 75 East 55th Street, New York, New York  10022, as its agent for service of process.  If for any reason the Seller’s process agent is unable to act as such, the Seller will promptly notify the Purchaser and within thirty (30) days will appoint a substitute process agent acceptable to the Purchaser.  If no such substitute process agent is appointed, service on the original process agent will continue to constitute good service of process.  Nothing in this Agreement will affect the right of the Purchaser to serve process in any other manner permitted by Applicable Law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

Executed as a deed by:

THE SELLER:	NRF–REINDEER LTD.,
a Cayman Islands exempted limited liability company

	By:	/s/ Daniel R. Gilbert
	Name:	Daniel R. Gilbert
	Title:	Executive Vice President

In the presence of:

Name:

Address for Notices:

NRF–Reindeer Ltd.
c/o Walkers SPV Ltd
Walker House, 87 Mary Street
George Town, Grand Cayman KY1–9001
Cayman Islands
	Attention:	Directors
	Facsimile No.:	(345) 949–7886
	Confirmation No.:	(345) 949–0100

[Signatures Continued on the Following Page]

THE PURCHASER:	WACHOVIA BANK, N.A. (LONDON BRANCH)

	By:	/s/ Joseph F. Cannon
	Name:	Joseph F. Cannon
	Title:	Vice President

Address for Notices:

Wachovia Bank, N.A. (London Branch)
c/o Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
	Attention:	Joseph Cannon
	Facsimile No.:	(704) 715–0066
	Confirmation No.:	(704) 383–2324

Acknowledged by:

NRFC LUXEMBOURG HOLDINGS I S.À R.L.

By:
Name:
Title:

By:	/s/ Alain Heinz
Name:	Alain Heinz
Title:	Manager

EXHIBIT A

DEFINED TERMS

Section 1.              Defined Terms.

“Account Control Agreement”:  An account control agreement in the form of Exhibit G attached hereto duly executed by the parties thereto.

“Additional Amounts”:  Defined in Subsection 26(a) of this Agreement.

“Additional Asset Documents”:  Defined in Subsection 2(g) of this Agreement.

“Advance Rate”:  100%.

“Affiliate”:  With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director of such Person.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Unpaids”:  At any time, an amount equal to the sum of the aggregate Purchase Price outstanding for the Transaction, the aggregate Price Differential outstanding, outstanding interest at the Default Rate, if any, Margin Deficits, if any, Breakage Costs, if any, Costs, if any, Increased Costs, if any, Taxes, if any, Additional Amounts, if any, expenses payable under Subsection 8(b) and all other amounts owed by the Seller to the Purchaser or by the Seller or any other Person under this Agreement, the Repurchase Documents and any other document or agreement delivered in connection with the transactions contemplated by this Agreement or the Repurchase Documents (whether due or accrued).

“Agreement”:  Defined in the Preamble of this Agreement.

“Agreement Currency”:  Defined in Section 30 of this Agreement.

“Applicable Law”:  For any Person or Property of such Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, as amended from time to time, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi—judicial tribunal or agency of competent jurisdiction (whether foreign or domestic).

“Approved Servicing Fee”:  25 basis points per annum based on the aggregate Repurchase Price outstanding.

“Asset Documents”:  The documents evidencing, governing, relating to, affecting or securing the Note and the other Purchased Items contained or required to be contained in the Asset File (including all amendments and modifications thereto), as such Asset Documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Asset File”:  Defined in Subsection 2(b) of this Agreement.

“Asset Value”:  As of any date of determination for the Note, the lesser of (a) the product of the Book Value of the Note times the Advance Rate and (b) the product of the Market Value of the Note times the Advance Rate; provided, however, the Asset Value of the Note may be reduced (including in the Purchaser’s discretion to zero (0)) (A) in respect of which there is a breach of any representation or warranty set forth in Subsection 5(w) (assuming each representation and warranty is made as of the date the Asset Value is determined), (B) any statement made or information provided by the Seller to the Purchaser with respect to the Note, the other Purchased Items or the Loan is materially untrue in any respect, (C) any representation or warranty regarding the Note, the other Purchased Items or the Loan contained in the Asset File is materially untrue in any respect or (D) in respect of which the complete Asset File has not been delivered to the Purchaser within the time period required by this Agreement.

“Assignment”:  An Assignment in the form of Exhibit E attached hereto and executed by the Seller in blank.

“Bailee Agreement”:  Defined in Subsection 2(c)(ii) of this Agreement.

“Bankruptcy Code”:  The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”:  On any date, a fluctuating rate per annum equal to (a) the lower of (i) the Prime Rate or (ii) the Federal Funds Rate, plus (b) 1.0%.

“Benefit Plan”:  Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Book Value”:  With respect to the Note at any time, an amount, as certified by the Seller, equal to the lesser of (a) face or par value and (b) the price that such Seller initially paid or advanced for or in respect of the Note, as such Book Value may be marked down by the Seller from time to time, including, as applicable, any loss/price adjustments, less an amount equal to the sum of all principal payments or paydowns paid and realized losses recognized relating to the Note; provided, however, any such markdowns or adjustments must be made in good faith and shall be disclosed in writing to the Purchaser.

“Breakage Costs”: Any amount or amounts as shall compensate the Purchaser for any loss, cost or expense incurred by the Purchaser (as determined by the Purchaser in its discretion) as a result of a prepayment by the Seller, the Guarantor or the Pledgor of all or any portion of any Repurchase Price and any losses, costs and/or expenses that the Purchaser may sustain or incur arising from the reemployment of funds obtained by the Purchaser hereunder or from fees payable to terminate the deposits from which such funds were obtained.

“Borrower”:  Defined in the Mezzanine Finance Documents.

“Business Day”:  Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where the Purchaser’s office is located and, if such day relates to any interest rate settings, any fundings, disbursements, settlements and payments in Euro, or any other dealings in Euro to be carried out pursuant to this Agreement, a Target Day.

“Capital Lease Obligations”:  For any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”:  With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Closing”:  Defined in Section 3 of this Agreement.

“Closing Date”:  Defined in Section 1 of this Agreement.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time.

“Collection Account”:  The collection account identified on Exhibit D attached hereto which is subject to the Account Control Agreement.  The Seller shall not have any rights of withdraw from or any rights in or to the Collection Account, except to the limited extent expressly provided in Subsection 4(f) with regard to the Seller’s right under certain circumstances to receive payments from the Collection Account.

“Contractual Obligation”:  With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its Property is bound or is subject.

“Cost”:  Defined in Subsection 8(a) of this Agreement.

“Debt”:  Defined in Subsection 7(a) of this Agreement.

“Default Rate”: An annual rate of interest equal to (a) the lesser of (i) the highest rate allowable by Applicable Law and (ii) the Pricing Rate plus (b) 500 basis points.

“Derivatives Contract”:  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, note or note price or note index swaps or options or forward note or forward note price or forward note index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross—currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value”:  Means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark—to—market value(s) for such Derivatives Contracts, as determined based upon one or more mid—market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Purchaser).

“EMU Legislation” The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws”:  Any and all Applicable Laws and all other foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials.  Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as the same are amended from time to time, and the regulations promulgated and rulings issued thereunder, as the same are amended from time to time.

“ERISA Affiliate”:  (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller, the Guarantor or the Pledgor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller, the Guarantor or the Pledgor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, the Guarantor, the Pledgor, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Euro” and “EUR”:  The lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate”  For any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Purchaser from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Purchaser to be the rate at which deposits in Euros for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Purchase Price of the Transaction, continued or converted by the Purchaser and with a term equivalent to such Interest Period would be offered by Purchaser’s London Branch (or other Purchaser’s branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Disruption Event”:  If the Purchaser or any assignee, pledgor or participant determines that (i) any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any such Person or its applicable lending office to make, maintain or fund in the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of any such Person to purchase or sell, or to take deposits of Euros in the applicable interbank market, or (ii) for any reason in connection with any request for a Eurocurrency Rate funding, or a conversion to or continuation thereof that (A) deposits are not being offered to banks in the applicable offshore interbank market for Euros for the applicable amount and Interest Period of such funding, (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate funding, or (C) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate funding does not adequately and fairly reflect the cost to any such Persons of funding such Eurocurrency Rate funding.

“Event of Default”:  Defined in Subsection 4(b) of this Agreement.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended from time to time.

“FDIA”:  Defined in Subsection 23(b) of this Agreement.

“FDICIA”:  Defined in Subsection 23(c) of this Agreement.

“Federal Funds Rate”:  For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Purchaser (or, if such day is not a Business Day, for the next succeeding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Purchaser, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m.

“Fitch”:  Fitch Ratings, Inc. and any successor thereto

“Fixed Repurchase Date”:  March 27, 2008.

“GAAP”:  Generally accepted accounting principles as in effect from time to time in the United States.

“Governing Documents”:  As to any Person, the articles or certificate of incorporation or formation, by—laws, limited liability company agreement, general partnership agreement, limited partnership agreement, trust agreement, joint venture agreement or other applicable organizational or governing documents of such Person.

“Governmental Authority”:  Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its Properties, and any accounting board or authority (whether or not a part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Guaranty Agreement:  That certain Limited Guaranty Agreement, dated the date hereof, executed by the Guarantor in favor of the Purchaser, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Guarantor”:  NorthStar Realty Finance Corp. a Maryland corporation, together with its successors and permitted assigns.

“Income”:  With respect to the Note and the related Purchased Items, at any time, all of the following:  collections, prepayments, recoveries, insurance and condemnation proceeds and all other payments or proceeds of any kind or nature whatsoever on or in respect of the Note and the related Purchased Items, including, without limitation, any principal thereof then payable and all interest, fees, prepayment fees or premiums, exit fees, extension fees, default interest, late fees, late charges, dividends, gains, receipts, allocations, profits, payments in kind, returns or repayment of contributions or other distributions payable thereon and amount received from any related Derivatives Contracts (if any) supporting such Note or the related Purchased Items; provided, however, provided there is no Event of Default, the Seller may net the Approved Servicing Fee from Income.

“Increased Costs”:  Amounts required to be paid pursuant to Section 25 of this Agreement.

“Indebtedness”:  Means, with respect to any Person and its Subsidiaries determined on a consolidated basis, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (including without limitation principal, interest, assumption fees, prepayment fees, contingent interest and other monetary obligations whether choate or inchoate); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, letters of credit, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by notes, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capital Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off—Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatory Redeemable Stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any participation or any obligation senior to the participation, unfunded interest reserve amount under any participation or any obligation that is senior to the participation, purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Capital Stock (other than Mandatory Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided, however, if such Person has not assumed or become liable for the payment of such Indebtedness, then for the purposes of this definition the amount of such Indebtedness shall not exceed the market value of the property subject to such Lien).

“Indemnified Party”:  Defined in Subsection 8(a) of this Agreement.

“Independent Director”:  A natural Person who (a) is not at the time of initial appointment as Independent Director, and may not have been at any time during the five (5) years preceding such initial appointment or at any time while serving as Independent Director, (i) a stockholder, partner, member or direct or indirect legal or beneficial owner of the Seller, the Guarantor or any Affiliate of the foregoing; (ii) a contractor, creditor, customer, supplier, director (with the exception of serving as the Independent Director of the Seller), officer, employee, attorney, manager or other Person who derives any of its purchases or revenues from its activities with the Seller, the Guarantor or any Affiliate of the foregoing; (iii) a natural Person who controls (directly or indirectly or otherwise) the Seller, the Guarantor or any Affiliate of the foregoing or who controls or is under common control with any Person that would be excluded from serving as an Independent Director under (i) or (ii), above; or (iv) a member of the immediate family of a natural Person excluded from serving as an Independent Director under (i) or (ii) above and (b) otherwise satisfies the then current requirements of the Rating Agencies.  A Person who is an employee of a nationally recognized organization that supplies independent directors and who otherwise satisfies the criteria in clause (a) but for the fact that such organization receives payment from the Seller or the Guarantor for providing such independent director shall not be disqualified from serving as an Independent Director hereunder.

“Insolvency Event”:  With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or ordering the winding—up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”:  The Bankruptcy Code and all other applicable foreign or domestic liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”:  Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Intercreditor Agreement”:  That certain mezzanine intercreditor agreement, dated September 6, 2006, among Coöperative Centrate Riaffeisen — Boerenleenbank B.A. London Branch, Goldman Sachs Credit

Partners, L.P., ABN AMRO Transfers Limited and Goldman Sachs International, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Interest Period” The period commencing on the Closing Date and ending on the date three months thereafter; provided, however, (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Fixed Repurchase Date.

“Judgment Currency”:  Defined in Section 30 of this Agreement.

“Lien”:  Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Loan”:  Each of the loans evidenced by the Senior Finance Documents and the Mezzanine Finance Documents.

“Mandatory Redeemable Stock”:  Means, with respect to any Person and any Subsidiary thereof, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise (other than any Capital Stock to the extent redeemable in exchange for common stock or other equivalent common Capital Stock), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatory Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than any Capital Stock which is redeemable solely in exchange for common stock or other equivalent common Capital Stock); in each case, on or prior to the maturity date of the Agreement.

“Margin Deficit”:  Defined in Subsection 4(i) of this Agreement.

“Margin Deficit Notice”:  Defined in Subsection 4(i) of this Agreement.

“Market Value”:  With respect to the Note at any time, the price at which such Note could readily be sold, as determined by the Purchaser in its discretion based on such sources and information as the Purchaser may determine to rely on its discretion (which value may be determined to be zero), as such Market Value may be adjusted by the Purchaser as the Purchaser determines in its discretion.

“Material Adverse Effect”:  A material adverse effect on (a) the business, operations, financial condition of the Seller, the Guarantor, the Pledgor, NRFC Luxembourg or any of their Affiliates of the foregoing, (b) the ability of the Seller, the Guarantor, the Pledgor or NRFC Luxembourg to perform its obligations under any of the Repurchase Documents or Asset Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents or the Asset Documents, (d) the rights and remedies of the Purchaser under any of the Repurchase Documents or the Asset Documents, (e) the timely payment of any amounts payable under the Repurchase Documents or the Asset Documents, or (f) the Market Value or Book Value of the Note.

“Materials of Environmental Concern”:  Any mold, petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline), or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea—formaldehyde insulation.

“Mezzanine Finance Documents”:  As defined the Intercreditor Agreement.

“Moody’s”:  Moody’s Investors Service, Inc., and any successor thereto.

“Mortgaged Property”:  Any Property securing, directly or indirectly, the Note, the other Purchased Items and/or the Loan.

“Multiemployer Plan”:  A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five (5) years contributed to by the Seller or any ERISA Affiliate on behalf of its employees.

“NRFC Luxembourg”:  NRFC Luxembourg Holdings I S.à r.l., together with its successors and assigns.

“Note”:  Defined in the Recitals of this Agreement.

“Obligor”:  Individually and collectively, as the context may require, the obligor or obligors under the Note or any Purchased Items, including, but not limited to, any guarantor thereof, the Borrowers or obligors under the Loan, including any guarantor thereof, and any Person that has not signed any debt instrument but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure any of the foregoing.

“Off—Balance Sheet Obligations”:  With respect to any Person and its Subsidiaries determined on a consolidated basis as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP:  (a) the monetary obligations under any financing lease or so—called “synthetic,” tax retention or off—balance sheet lease transaction which, upon the application of any Insolvency Laws to such Person or any of its Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Opinion of Counsel”:  A written opinion of counsel, which opinion and which counsel are acceptable to the Purchaser in its reasonable discretion.

“Participating Member State”:  Each state so described in any EMU Legislation.

“Participation”:  The participation interest held by NRFC Luxembourg under the Participation Agreement and the Participation Certificate.

“Participation Agreement”:  Collectively, the Instrument of Assumption, dated on or about March 29, 2007, executed by NRFC Luxembourg and the letter agreement among Goldman Sachs Credit Partners, L.P. and NRFC Luxembourg, dated on or about March 29, 2007, as the foregoing are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Participation Certificate”:  The transfer certificate, dated on or about March 29, 2007, executed by NRFC Luxembourg, Goldman Sachs Credit Partners, L.P. and Capmark Services Ireland Limited, issued in connection with the Participation Agreement and evidencing the Participation, including any original power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed, in blank, on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied), as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Participation Pledge”:  The Luxembourg Pledge over Participation Interest Agreement, dated as of March 29, 2007, executed by NRFC Luxembourg in favor of the Seller.

“Payment Date”:  The 1st day of each calendar quarter, or, if such day is not a Business Day, the next Business Day.

“PBGC”:  The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan”:  Defined in Subsection 5(r) of this Agreement.

“Periodic Advance Repurchase Payment”:  Defined in Subsection 4(e) of this Agreement.

“Permitted Liens”:  Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or threatened:  (a) Liens for federal, state, municipal or other local or other Governmental Authority Taxes if such Taxes shall not at the time be due and payable, (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”:  An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or any other type or form of entity.

“Plan”:  An employee benefit or other plan established or maintained by the Seller, the Guarantor, the Pledgor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Plan Party”:  Defined in Subsection 24(a) of this Agreement.

“Pledge and Security Agreement”:  Collectively, (a) the Pledge and Security Agreement, dated as of even date herewith, executed by the Pledgor in favor of the Purchaser with respect to all of the Pledgor’s Capital Stock in the Seller and the related collateral pledged thereunder and (b) the Pledge Over Shares Agreement, dated as of March 29, 2007, executed by the Pledgor in favor of the Purchaser with respect to all of the Pledgor’s Capital Stock in NRFC Luxembourg and the related collateral pledged thereunder.

“Pledge Notices”:  Defined in Subsection 3(m).

“Pledged Collateral”:  The Capital Stock and related collateral pledged to the Purchaser under the Pledge and Security Agreements.

“Pledgor”:  NRFC Sub—REIT Corp., a Maryland corporation, together with its successors and permitted assigns.

“Price Differential”:  For each Interest Period and the Transaction outstanding, the sum of the products (for each day during such Interest Period) of:

PR x PP x	1
D

where:
	PR	=	the Pricing Rate applicable on such day;
	PP	=	the Purchase Price for such Transaction on such day; and
	D	=	360;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of any Price Differential in excess of the maximum permitted by Applicable Law and (ii) the Price Differential shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Pricing Rate”:  With respect to the Note, on any date of determination, a rate per annum equal to the sum of (a) the Rate plus (b) 150 basis points.

“Prime Rate”:  The rate announced by the Purchaser from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes.  The Prime Rate is not intended to be the lowest rate of interest charged by the Purchaser in connection with extensions of credit to debtors.

“Property”:  Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

“Purchase Price”:  The product of (x) the Advance Rate times (y) the lesser of (i) the Book Value of the Note and (ii) the Market Value of such Note.

“Purchased Items”:  Collectively, all of the Seller’s right, title and interest in and to each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:  the Note, all Income, all Asset Documents and Asset Files, including, without limitation, all participation certificates, promissory notes and all security and loan agreements relating to the Note and the other Purchased Items, all Property and collateral pledged, securing or otherwise relating to such Note and the other Purchased Items or pledged to the Seller in connection with the Note, including, without limitation, the Participation, the Participation Certificate, the Participation Agreement and other collateral pledged to the Seller under the Participation Pledge, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating to the Note and the other Purchased Items, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to the Note or the other Purchased Items, all servicing fees to which the Seller is entitled, all servicing and other rights relating to the Note and the other Purchased Items, all Additional Asset Documents, all servicing agreements, servicing records, servicing files and servicer accounts established pursuant to any servicing agreement, pooling and servicing agreement, trust agreement, indenture or otherwise and all amounts on deposit therein from time to time related to the Note and the other Purchased Items, all rights of the Seller under any servicing agreement, pooling and servicing agreements, trust, indenture or security agreement relating to the Note and the other Purchased Items, all other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Note or the Purchased Items, including the right to receive principal and interest payments and any related fees, breakage fees, late fees and penalties with respect to the Note and the other Purchased Items and the right to enforce such payments, all insurance policies, certificates of insurance and the rights to any insurance proceeds, the Collection Account and all monies, cash, deposits, securities or investment property from time to time on deposit in the Collection Account, all of the Seller’s rights to any collection account, escrow account, collateral account or lock—box account related to the Note and the other Purchased Items, including all moneys, cash, deposits, securities or investment property from time to time on deposit therein, rights of the Seller under any letter of credit, guarantee or other credit support or enhancement related to the Note or the Purchased Items, any Derivatives Contracts relating to the Note, including all payments due to the Seller, the Guarantor, the Pledgor or any Affiliates of the foregoing thereunder, all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “securities accounts”, “instruments”, “securities”, “financial assets”, “uncertificated securities”, “securities entitlements” and “investment property” as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, conversions, distributions on or proceeds of any and all of the foregoing.

“Purchaser”:  Defined in the Preamble of this Agreement.

“Purchaser’s Account”:  The account of the Purchaser identified on Exhibit D attached hereto.  The Seller shall not have any rights or interests in or rights of withdrawal from the Purchaser’s Account.

“Qualified Transferee”:  Defined in the Intercreditor Agreement.

“Rate”:  For any Interest Period and for the Transaction outstanding and for each day during such Interest Period, the rate per annum equal to the Eurocurrency Rate; provided, however, (i) the Rate for any Interest Period shall be the Base Rate if a Eurocurrency Disruption Event occurs and (ii) the Rate for any Interest Period after an Event of Default occurs shall be the Default Rate.

“Rating Agency”:  Each of S&P, Moody’s, Fitch and any other recognized statistical rating agency that has been requested to issue a rating in connection with the matter at issue, including successors of the foregoing.

“Regulations T, U and X”:  Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended from time to time.

“Release Letter”:  Defined in Subsection 3(j) of this Agreement.

“Reportable Event”:  Any of the events set forth in Section 4043(c) of ERISA or a successor provision thereof, other than those events as to which the notice requirement has been waived by regulation.

“Repurchase Date”:  The earliest of (i) the Business Day specified by the Seller pursuant to Subsection 4(a), (ii) the Business Day determined pursuant to Subsection 4(b) and (iii) the date determined pursuant to Subsection 4(c).

“Repurchase Documents”:  This Agreement, each Pledge and Security Agreement, the Guaranty Agreement, the Account Control Agreement, each Assignment, any UCC financing statements (and amendments thereto) filed pursuant to the terms of this Agreement or any other Repurchase Document and any additional document, certificate or agreement, the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

“Repurchase Obligations”:  The obligations, liabilities and Indebtedness owed under and/or secured by the Wachovia Repurchase Facility and the VFCC Repurchase Facility.

“Repurchase Price”:  The price at which the Note is to be transferred from Purchaser or its designee to the Seller on a Repurchase Date, which price shall be in an amount equal to the sum of the outstanding Purchase Price for such Transaction plus all accrued and unpaid Price Differential with respect thereto.

“S&P”:  Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“Same Day Funds” Same day or other funds as may be determined by the Purchaser to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euros.

“SEC”:  Defined in Subsection 22(a) of this Agreement.

“Seller”:  Defined in the Preamble of this Agreement.

“Seller’s Account”:  The account of the Seller identified in writing to the Purchaser.

“Senior Finance Documents”:  As defined the Mezzanine Finance Documents.

“Servicing Standard”:  With respect to the Note and the other Purchased Items, those servicing practices of prudent mortgage or mezzanine lending institutions that service assets of the same type, size and structure as the Note and the other Purchased Items in the jurisdiction where the related Mortgaged Property is located, but in any event, (i) in accordance with the terms of the Repurchase Documents, (ii) without prejudice to the interests of the Purchaser, (iii) with a view to the maximization of the recovery on the Note and other Purchased Items on a net present value basis, and (iv) without regard to (A) any relationship that the Seller, the Guarantor, the Pledgor and any Affiliate may have with the related Obligors, mortgagor, the Seller or any other party to the Repurchase Documents, the Asset Documents or any Affiliate thereof; (B) the right of the Seller, the Guarantor, the Pledgor or any Affiliate to receive compensation or other fees for its services rendered pursuant to this Agreement or any other document; (C) the ownership, servicing or management by the Seller, the Guarantor, the Pledgor or any Affiliate for others of any other mortgage or mezzanine loans or mortgaged property; (D) any obligation of the Seller, the Guarantor, the Pledgor or any Affiliate to repurchase or substitute the Note; (E) any obligation of the Seller, the Guarantor, the Pledgor or any Affiliate to cure a breach of a representation and warranty with respect to the Note or any other Purchased Item; and (F) any debt the Seller, the Guarantor, the Pledgor or any Affiliate has extended to any Obligor, mortgagor or any Affiliate of such Obligor or mortgagor.

“Settlement Agent”:  Defined in Subsection 2(c)(ii) of this Agreement.

“SIPA”:  Defined in Subsection 22(a) of this Agreement.

“Solvent”:  As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital.

“Subsidiary”:  With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“VFCC”:  Defined in Subsection 4(b) of this Agreement.

“VFCC Repurchase Facility”:  Defined in Subsection 4(b) of this Agreement.

“Target Day”:  Any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Purchaser to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes”:  Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Transaction”:  Defined in the Recitals of this Agreement.

“Uniform Commercial Code” or “UCC”:  The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of Applicable Law, the perfection or the effect of perfection or non—perfection of the security interest in the Note or other Purchased Item is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non—perfection.

“United States”:  The United States of America.

“Wachovia”:  Wachovia Bank, National Association.

“Wachovia Repurchase Facility”:  Defined in Subsection  4(b) of this Agreement.

“Wet—Funded Note”:  Defined in Subsection 2(c) of this Agreement.

Section 2.              Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 3.              Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 4.              Interpretation.

In each Repurchase Document, unless a contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Repurchase Documents;

(iii)          reference to any gender includes each other gender;

(iv)          reference to day or days without further qualification means calendar days;

(v)           reference to any time means Charlotte, North Carolina time;

(vi)          reference to any agreement (including any Repurchase Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;

(vii)         reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(viii)        unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of this Agreement with respect to the Seller, the Guarantor, the Pledgor or the Purchaser means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing; and

(ix)           reference herein or in any Repurchase Document to the Purchaser’s discretion shall mean, unless otherwise stated herein or therein, the Purchaser’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever the Purchaser exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Purchaser, the decision of the Purchaser to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole and absolute discretion of the Purchaser, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.